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                 AMENDMENT NO. 2 TO THE BUYING AGENCY AGREEMENT

     This amendment is made and entered into this 19th day of February, 1998, by and between NISSHO IWAI AMERICAN CORPORATION, a New York corporation with an office at 1211 S.W. Fifth Avenue, Suite 2200, Portland, Oregon 97204 ("NIAC") and COLUMBIA SPORTSWEAR COMPANY, Oregon corporation with an office at 6600 North Baltimore Street Portland, OR 97203 ("COLUMBIA").

                                  WITNESSETH:

     WHEREAS, COLUMBIA and NIAC entered into that Buying Agency Agreement dated January 1, 1992, as subsequently amended pursuant to that Amendment No. 1 to the Buying Agency Agreement dated October 1, 1993 (collectively, the "Agreement");

     WHEREAS, COLUMBIA and NIAC, in contemplation of COLUMBIA'S scheduled primary stock offering, desire to amend the Agreement as hereafter described;

     NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

ARTICLE 1: DELETION OF ARTICLE IX, Section 9.1

     Article IX, Section 9.1 of the Agreement is deleted in its entirety and shall be of no further force and effect.

ARTICLE 2: MODIFICATION OF ARTICLE XII

     Article XII of the Agreement is modified to read in its entirety as follows:

                                     DISTRIBUTION

          At all times during the term of this Agreement, COLUMBIA will not make any distribution of cash or other assets to its shareholders in excess of:
     (i) fifty percent (50%) of income after provision for state and federal income taxes for such period; and (ii) one hundred percent (100%) of the proceeds of any secondary common stock offering. Within ten (10) days of making any distribution permitted hereunder, COLUMBIA shall deliver to NIAC a statement showing the amount of the distribution and how it was calculated for each shareholder.

ARTICLE 3: GOVERNING LAW AND SEVERABILITY

     This Amendment shall be governed and construed in accordance with the laws of the State of Oregon. If a court or tribunal of competent jurisdiction holds any provision of this Amendment to be unenforceable, the remaining portions of this Amendment shall remain in full force and effect.

ARTICLE 4: ENTIRE AGREEMENT

     This Amendment, together with the Agreement, constitutes the entire agreement between the parties to the Agreement pertaining to the subject matter of this Amendment, and any and all other written or oral agreements existing between the parties before the date of this Amendment with respect to the subject matter of this Amendment are expressly cancelled.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed in duplicate as of the date first above written.


COLUMBIA SPORTSWEAR COMPANY


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Gertrude Boyle                               Tim Boyle
Chairman of the Board                        President



NISSHO IWAI AMERICAN CORPORATION



------------------------------------
Yusaka Kase
Senior Vice President & General Manager
Portland Office